UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (the “Company”) recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The Audit Committee invited several firms to participate in this process, including PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 and prior fiscal years.

As a result of this process, the Board, upon recommendation of the Audit Committee, approved the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

On May 8, 2014, the Company, as approved by the Board upon recommendation of the Audit Committee, dismissed PWC as the Company’s independent registered public accounting firm, effective immediately.

The reports of PWC on the Company’s financial statements for each of the two fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through May 8, 2014, there was no “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through May 8, 2014, there was no “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that PWC advised the Company that the Company did not maintain effective internal control over financial reporting, due to the existence of the following previously disclosed material weaknesses:

(i) in 2012, the Company identified a material weakness related to its contract accounting estimates for its Gulfstream G280 and G650 programs, specifically that controls over contract accounting estimates related to these programs were not operating effectively in order to ensure that (1) the bills of materials used in the accounting estimates were complete and provided a sound basis for estimating future costs and (2) the evaluation of current actual trends impacting prior estimates of supply chain and labor costs are identified and incorporated into the accounting estimates on a timely basis;

(ii) in 2013, the scope of the foregoing material weakness was expanded to include a failure with respect to the accuracy of the estimation of the number of production units; and

(iii) in 2013, the Company identified a material weakness related to its contract accounting estimates for its Airbus A350 XWB Section 15 recurring program, specifically, that controls over the completeness and accuracy of the bill of materials used in the contract accounting estimates for this program were not designed effectively to ensure that the bill of materials used in the accounting estimates were accurate and provided a sound basis for estimating future costs.

The Company provided PWC with a copy of the disclosure contained in this Current Report on Form 8-K and requested that PWC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and if not, stating the respects in which it does not agree.  A copy of PWC’s letter, dated May 13, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As discussed above, on May 12, 2014, the Company, as approved by the Board upon recommendation of the Audit Committee, appointed E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  During the fiscal years ended December 31, 2013 and 2012 and subsequent interim period through May 12, 2014, neither the Company, nor anyone on its behalf, has consulted E&Y with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1      Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated May 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: May 13, 2014	/s/ Sanjay Kapoor
Sanjay Kapoor
Senior Vice President and Chief Financial Officer